Exhibit 10.4

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is entered as of January 19, 2011 by and among American Assets, Inc., a California corporation (“AAI”), and American Assets Trust, L.P., a Maryland limited partnership (“AAT”). AAI and AAT are sometimes referred to individually, each as a “Party” and, collectively, as the “Parties”.

RECITALS

In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties do hereby agree as follows:

AGREEMENT

Section 1. Services.

(a) During the Term (as defined in Section 4 hereof), each of AAI and AAT shall provide to the other such services as the other shall reasonably request (the “Services”). Such Services shall be provided at reasonable times and upon reasonable notice, as mutually agreed to by the parties.

Section 2. Fees.

(a) Any Party providing Services hereunder shall provide such Services to the other Party at its fully-loaded cost. In addition, the recipient of the Services shall reimburse the provider of the Services for any other actual and reasonable out-of-pocket costs or expenses incurred by the provider of the Services in connection with providing such Services.

(b) Not more than thirty (30) days following the end of each calendar month during the Term, if any costs or out-of-pocket expenses have been incurred and not previously reimbursed, the Party which has not then received such reimbursement shall invoice the other Party for the Services performed under this Agreement during the preceding calendar month. All such invoices shall be paid in full within thirty (30) days after receipt thereof. The recipient of Services shall pay all federal, state, and local taxes based upon or arising out of such Services having been rendered under this Agreement.

Section 3. Limitation on Damages. IN NO EVENT SHALL EITHER PARTY AND/OR ITS AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND RELATED TO THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF DATA (OTHER THAN LIABILITY FOR THE COST OF REENTRY OF SUCH DATA) OR BUSINESS INTERRUPTION.

Section 4. Effective Time; Service Period.

(a) This Agreement shall become effective, without further action by any Party, upon the consummation of the initial public offering of American Assets Trust, Inc (the “Effective Time”). This Agreement shall continue indefinitely, provided that either Party may terminate this Agreement upon thirty (30) days advanced written notice to the other Party. (the “Term”). Further, either Party may terminate this Agreement immediately upon written notice to the other upon the material breach or failure by the other to perform its obligations hereunder (including any nonpayment referred to in Section 2 above), which material breach or failure is not cured within ten (10) days after written notice of such breach or failure is given by the non-breaching Party to the breaching Party, or, in the case of nonpayment, which nonpayment is not cured within fifteen (5) Business Days after written notice is given.

(b) The provisions of Sections 2, 3, 4(b), 5 and 6 shall survive any termination of this Agreement or any Services provided hereunder.

Section 5. Indemnification. Each Party receiving Services hereunder hereby agrees to indemnify, protect and hold the Party providing such Services, its Affiliates and their respective employees, agents, officers, directors and representatives (each, an “Indemnified Party) harmless from and against any and all claims, liabilities, damages, including costs or expenses related thereto and reasonable attorneys’ fees, incurred by any Indemnified Party as a result of the Party providing such Services or any of its Affiliates providing the Services hereunder, except for losses directly resulting from the gross negligence or willful misconduct of an Indemnified Party. For purposes of this Agreement, the term “Affiliates” shall mean, with respect to any person, another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

Section 6. Miscellaneous.

(a) Notice. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given: (i) when delivered in person, (ii) upon confirmation of receipt when transmitted by facsimile transmission or e-mail (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day), (iii) on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or (iv) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to AAI:	American Assets, Inc.
11455 El Camino Real, Suite 200
San Diego, California 92130
Tel: (858) 350-2600
Fax: (858) 350-2620
Email:

If to AAT:	American Assets Trust, Inc.
11455 El Camino Real, Suite 200
San Diego, California 92130
Tel: (858) 350-2600
Fax: (858) 350-2620
Email:

or to such other place and with such other copies as either Party may designate as to itself by written notice to the others.

(b) No Third Party Beneficiaries. Except as expressly provided herein, nothing herein is intended to confer upon any person, other than the Parties and their respective permitted assignees, any rights, obligations or liabilities under or by reason of this Agreement.

(c) No Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the Parties hereto, provided that either Party may delegate all or any portion of its obligations to perform Services under this Agreement to one or more of its Affiliates.

(d) Independent Contractor. The Parties hereto understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No Party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever. Each Party expressly acknowledges (i) that each Party is an independent contractor with respect to the other in all respects, including, without limitation, the provision of the Services, and (ii) that the Parties are not Partners, joint venturers, employees or agents of or with each other.

(e) Modifications and Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California, without regard to laws that may be applicable under conflicts of laws principles.

(g) Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement with the same effect as if the counterpart signatures were upon the same instrument.

(i) No Representations or Warranties. The Parties acknowledge that neither Party has made or is making any representations or warranties whatsoever to the other, implied or otherwise, under this Agreement.

(j) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AMERICAN ASSETS, INC. a California corporation

By:	/s/ John W. Chamberlain
Name:	John W. Chamberlain
Title:	Chief Executive Officer

AMERICAN ASSETS TRUST, L.P. a Maryland limited partnership

By:	American Assets Trust, Inc., a Maryland corporation
Its:	General Partner

By:	/s/ John W. Chamberlain
Name:	John W. Chamberlain
Its:	President